                                                                EXHIBIT h(8)(l)

                       AMENDMENT NUMBER 10 TO THE REMOTE
                     ACCESS AND RELATED SERVICES AGREEMENT

      THIS AMENDMENT, dated as of July 28, 2000 is made to the Remote Access and Related Services Agreement dated December 23, 1994, as amended (the "Agreement") between each registered investment company listed on Exhibit 1 of the Agreement (the "Fund") and PFPC Inc. ("PFPC").

                                   WITNESSETH

      WHEREAS, the Fund and PFPC desire to further amend the Agreement to reflect certain changes thereto.

      NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree that as of the date first referenced above, the Agreement shall be amended as follows:

1. Paragraph 9(b) is hereby deleted in its entirety and replaced with the following:

      "Notwithstanding the foregoing Section 9(a) or anything else contained in this Agreement to the contrary, PFPC's liability hereunder shall in no event exceed the sum of all amounts paid by all Funds to PFPC during the 12 month period immediately preceding the event giving rise to the liability."

2. Section III "Additional Fees" of Schedule C "Fee Schedule" is hereby amended to add the following paragraphs to subsection h:

            "(vii) IMPRESS Plus COLD/Internet Access Software License Fees - The Fund shall pay an initial license fee of $80,000 (the "License Fee"), which includes the use of certain additional INSCI Software. The License Fee shall be due upon the first production usage of IMPRESS Plus COLD/Internet Access software.

            (viii) IMPRESS Plus COLD/Internet Access Software Usage Fees. In addition to the License Fee set in section (vii) forth above, the Fund shall pay a monthly usage fee of $1,000 (the "Usage Fee, which includes the use of the additional INSCI Software. The Usage Fee shall commence on the first production usage of IMPRESS Plus COLD/Internet Access software.

            (ix) IMPRESS Plus COLD/Internet Access Installation Fees. - Thirty
            (30) days following the execution of this Amendment Number [10] to the Agreement and receipt of an invoice, the Fund shall pay to PFPC a one-time installation fee of $25,000. Installation activities include:

            o Hardware installation at PFPC site
            o IMPRESS Plus COLD/Internet Access application installation

            o IMPRESS Plus COLD/Internet Access third party software
              installation
            o Network Design Assistance
            o Project Management
            o Post Installation Support

            (x) Additional IMPRESS Plus COLD/Internet Access Fees:

            o Application Enhancements - $150/hr

            (xi) Maintenance and Support for IMPRESS Plus COLD/Internet Access software includes items listed in Section III.b above and the following:

            o Hardware support and maintenance

            (xii) IMPRESS Plus COLD/Internet Access License, Usage, and Installation Fees do not include the following:

            o Hardware
            o Network and Server Software not listed in Exhibit 1 of Schedule G
            o Customization or application integration
            o Support for IMPRESS Plus COLD/Internet Access applications customized or built by the Fund (see Section 3 of Exhibit 3 of Schedule G)
            o Installation, Integration and On-going Support of hardware, network, and software components not included in Schedule G
            o Travel Expenses for install and support staff for on-site visits
              (billed separately per Schedule D)
            o Application Source Code

            (xiii) IMPRESS Plus COLD/Internet Access Hardware and Network Fees:

                             One-time*           Monthly Support Fee*
                             ---------           --------------------
                        (Due Upon Execution)
            Hardware         $35,190.76                $500.00

            *Fee is subject to change based on actual vendor costs"

3.    Exhibit 1 of Schedule G is hereby amended as follows:

      (a) Section 1.1 is amended by adding "IMPRESS Plus COLD/Internet Access Release 1.0" to the list of IMPRESS Plus software products.

      (b) Section 2.1.5 "INSCI Software" is amended by adding the following new INSCI software products:

                         "WEBCOINS Software License (2)

                      WEBCOINS Native IDS for Metacode (2)"

4. Exhibit 1.1 of Schedule G "Specifications" is hereby amended to add the IMPRESS Plus COLD/Internet Access Specifications attached hereto as Exhibit 1.1a of Schedule G.

5.    Exhibit 2.3 of Schedule G is hereby amended by adding the following
Equipment:

Quantity     Category                      Description
--------------------------------------------------------------------------------
    2        Servers     Dell PowerEdge 6350, 550MHz/1MB, Redundant Power,
                         Base (220-4174)
--------------------------------------------------------------------------------
    2           OS       Microsoft NTS 4.0 on CD, 10 Client Access Licenses,
                         OEM Packaging, US Version, Factory Install (430-2185)
--------------------------------------------------------------------------------

      The Agreement, as previously amended and as amended by this Amendment, ("Modified Agreement") constitutes the entire agreement between the parties with respect to the subject matter hereof. The Modified Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter hereof. No officer, employee, servant or other agent of either party is authorized to make any representation, warranty, or other promises not expressly contained herein with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

On behalf of the Funds and respective Portfolios and Classes set forth in
Exhibit 1 of the Agreement, as may be amended from time to time.

By: /s/ JEAN A. MILLER
   -------------------------------
Title:  Director of Applications
       ---------------------------

PFPC INC.



By: /s/ DEBORAH GOLDBERG
   -------------------------------
Title:  Senior Vice President
      ----------------------------

                           EXHIBIT 1.1a of Schedule G

                                 SPECIFICATIONS

                               TABLE OF CONTENTS

    III.            HIGH LEVEL OVERVIEW OF IMPRESS Plus
                    FUNCTIONALITY

                    F.  Computer Output to Laser Disc (COLD)/Internet Access



-----------------------------------------------------------------------------

     This item is the property of PFPC Inc. (PFPC) of Wilmington, Deleware, and contains confidential and trade secret information. This item may not be transferred from the custody or control of PFPC except as authorized by, and then only by way of loan for limited purposes. It must be returned to PFPC upon request and, in all events, upon completion of the purpose of the loan. Neither this item nor the information it contains may be used or disclosed to persons not having a need for such use or disclosure consistent with the purpose of the loan, without the prior written consent of PFPC.

                         Copyright PFPC Inc.
                             1994 - 2000
                         ALL RIGHTS RESERVED

     This media contains unpublished, confidential, and proprietary information of PFPC Inc. No disclosure or use of any portion of these materials may be made without the express written consent of PFPC Inc.

-----------------------------------------------------------------------------

           IMPRESS Plus COLD/Internet Access Specifications

OVERVIEW
To allow an end user to download or view statements and tax forms over the Internet. End users include shareholders, financial intermediaries, and employees of the Fund.

REQUIREMENTS:
The end users will be given the opportunity to select criteria in which to view statements and/or tax forms. End users will have the ability to download their statements and tax forms via Adobe Acrobat. It is assumed that statements and tax forms are set up in PDF files and loaded on the COLD server. INSCI product COINSERV, manages the storage of the forms on a UNIX based server. WebCOINS provides an API to allow Internet access to the COINSERV server through the use of Active Server Pages (ASP).

RETAIL

OBJECTIVE:
To allow shareholders the ability to receive statements and tax forms online. Every statement and tax form will need to follow a pre-set index that will allow retrieval of the forms by shareholder. The fields that will be included in the indices:

o Management Company
o Fund Number
o Account Number
o Social Security Number/Employee Identification Number
o As of Date
o Report Type

BROKER/DEALER

OBJECTIVE:
To allow broker/dealer, reps and financial planner to view/download statements and tax forms online. They will only be allowed to view statements and tax forms by tax identification number, BIN number, or account number.

The financial intermediary can potentially select at what level they want to view statements and tax forms: the rep level, branch level or broker/dealer level. The security for each level will be determined by the User ID assigned to the user.

Every statement and tax form will need to follow a pre-set index that will allow retrieval of the forms by financial intermediary. The fields that will be include in the indices:

o Management Company
o Dealer/Office/Rep Number - If only representative level access is given then the appropriate data is limited to only the representative's client accounts. If office level access is given then both the Dealer and Office will be able to type in any Rep number at the associated office and view the associated accounts. The same scheme would apply at the Dealer level where the user could type in any combination of Office and Rep numbers associated with that Dealer.
o BIN
o Fund Number
o Account Number
o Tax ID - Selecting this option allows the financial intermediary to retrieve statements and tax forms for either an Employee Identification Number or Social Security Number.
o Report Date
o Report Type